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                                                                   Exhibit 10(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 ("Registration Statement") (File No.
333- 57579) of our reports dated February 18, 2005, relating to the financial statements and financial highlights of the State Farm Life and Accident Assurance Company Variable Annuity Separate Account and the financial statements of the State Farm Life and Accident Assurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
April 28, 2005